Exhibit 99.1

                    News Release

FOR IMMEDIATE RELEASE

Flowserve Previews Expected 2012 Key Financial Metrics and Issues Initial 2013 Guidance of $9.60-$10.60 per share

Announces dates for fourth quarter earnings and upcoming analyst day

DALLAS, January 24, 2013 – Flowserve Corp. (NYSE:FLS), a leading provider of flow control products and services for the global infrastructure markets, today previewed its expectations for certain key 2012 financial metrics and issued its initial guidance for full year 2013. In addition, the company announced its fourth quarter and full year 2012 earnings release dates and plans for its analyst day event.

Based on its preliminary review, Flowserve anticipates fourth quarter 2012 earnings in a range of $2.75 to $2.90 per fully diluted share, including an expected tax rate of approximately 26 percent for the quarter. With these anticipated fourth quarter results, the company now expects full year 2012 earnings in a forecasted range of $8.45 to $8.60 per fully diluted share, within the upper-half of the company’s previously announced target range. This range would represent full year 2012 EPS growth between approximately 10.6 and 12.6 percent compared to full year 2011. With solid cash generation in the fourth quarter, Flowserve ended 2012 with approximately $304 million of cash and cash equivalents.

“We are very pleased with our expected full year 2012 earnings performance, as we continued to execute our long-term plan of converting mid-to-high single digit revenue growth into leveraged earnings growth,” said Mark A. Blinn, Flowserve’s President and Chief Executive Officer. “Our 2012 success was primarily the result of both operational performance and margin improvements, combined with a focus on cost control, and aided by our enhanced capital structure strategy. These factors more than offset the significant currency headwinds that impacted both operating income and other income well beyond our expectations at the beginning of the year. Our overall performance led to improved cash generation, while we remained committed to our customer’s expectations for quality and on-time delivery.”

Based upon fourth quarter 2012 bookings of nearly $1.1 billion, consisting of approximately 45 percent aftermarket as well as other smaller- to mid-sized awards, the company announced full year 2012 bookings of approximately $4.7 billion. Compared to the prior year, full year 2012 bookings represent an increase of 1.1 percent or 5.5 percent excluding currency effects. Aftermarket bookings for full year 2012 were approximately 41 percent of total bookings, and increased 4.0 percent compared to full year 2011, or 7.1 percent excluding currency effects. Total backlog at December 31, 2012 was approximately $2.6 billion, compared to $2.7 billion at December 31, 2011.

Blinn continued, “Beyond our strong earnings performance, we are also encouraged by the profile of projects we added to our backlog during the year. While we did not see the release of significant large capital projects that were in the FEED stage during 2012, we successfully increased our bookings and remained selective about the projects we pursued. And, we believe these larger capital projects remain an opportunity for Flowserve in the latter half of 2013.”

During 2012, Flowserve returned over $845 million to shareholders through dividends and share repurchases, including approximately 6.2 million shares repurchased at an average price of approximately $124 per share. At December 31, 2012, approximately $286 million of capacity remained available under the currently authorized $1 billion share repurchase program. On a fully diluted basis, Flowserve ended the year with approximately 48.7 million shares outstanding and had weighted average shares of 50.0 million and 52.7 million for the fourth quarter and full year 2012, respectively.

Flowserve also today announced its initial 2013 target range of $9.60 to $10.60 per share, noting its expectation for progressively stronger earnings in the second half of the year with the expected phase-in of higher margin work. The company added that its forecast assumes current exchange rates, a more normalized tax rate of approximately 30 percent and the completion of its current share repurchase program in the first half of the year followed by a return to its previously announced capital allocation policy.

“While some uncertainties and risks exist, we remain cautiously optimistic when looking at 2013 given the diversity of our served end markets and geographies, as well as our strong backlog. We believe that a third consecutive year of double-digit EPS growth is achievable through internal operational improvements, a growing aftermarket franchise and our shareholder-focused capital allocation strategy. All told, we made good progress on our ongoing ‘One Flowserve’ initiative during 2012, and we continue to believe that additional opportunities remain. The continued execution of this strategy should translate into consistent business growth, improving operating platforms, solid cash flow generation and an ongoing commitment to serving our customers,” concluded Blinn.

Flowserve announced its intent to file its 2012 Annual Report on Form 10-K and announce fourth quarter and full year 2012 financial results after the markets have closed on Thursday, February 21, 2013 and hold its conference call on the following day, Friday, February 22 at 11:00 AM Eastern.

Flowserve also announced that its analyst day is scheduled for Wednesday, March 20 in New York City. The event is scheduled to start at 9:00 AM Eastern, with presentations from Flowserve’s senior management, and conclude at approximately noon that day.

A live audio webcast of both the earnings conference call and the Flowserve analyst day presentations, along with corresponding slides, will be available in the Investor Relations section of the Flowserve website at www.flowserve.com. An archived replay of these webcasts will also be available following the events at www.flowserve.com.

About Flowserve

Flowserve Corp. is one of the world’s leading providers of fluid motion and control products and services. Operating in more than 55 countries, the company produces engineered and industrial pumps, seals and valves as well as a range of related flow management services. More information about Flowserve can be obtained by visiting the company’s Web site at www.flowserve.com.

Safe Harbor Statement: This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Words or phrases such as, “may,” “should,” “expects,” “could,” “intends,” “plans,” “anticipates,” “estimates,” “believes,” “forecasts,” “predicts” or other similar expressions are intended to identify forward-looking statements, which include, without limitation, earnings forecasts, statements relating to our business strategy and statements of expectations, beliefs, future plans and strategies and anticipated developments concerning our industry, business, operations and financial performance and condition.

The forward-looking statements included in this news release are based on our current expectations, projections, estimates and assumptions. These statements are only predictions, not guarantees. Such forward-looking statements are subject to numerous risks and uncertainties that are difficult to predict. These risks and uncertainties may cause actual results to differ materially from what is forecast in such forward-looking statements, and include, without limitation, the following: a portion of our bookings may not lead to completed sales, and our ability to convert bookings into revenues at acceptable profit margins; changes in the global financial markets and the availability of capital and the potential for unexpected cancellations or delays of customer orders in our reported backlog; our dependence on our customers’ ability to make required capital investment and maintenance expenditures; risks associated with cost overruns on fixed-fee projects and in taking customer orders for large complex custom engineered products; the substantial dependence of our sales on the success of the oil and gas, chemical, power generation and water management industries; the adverse impact of volatile raw materials prices on our products and operating margins; economic, political and other risks associated with our international operations, including military actions or trade embargoes that could affect customer markets, particularly Middle Eastern markets and global oil and gas producers, and non-compliance with U.S. export/re-export control, foreign corrupt practice laws, economic sanctions and import laws and regulations; our exposure to fluctuations in foreign currency exchange rates, including in hyperinflationary countries such as Venezuela; our furnishing of products and services to nuclear power plant facilities; potential adverse consequences resulting from litigation to which we are a party, such as litigation involving asbestos-containing material claims; a foreign government investigation regarding our participation in the United Nations Oil-for-Food Program; expectations regarding acquisitions and the integration of acquired businesses; our relative geographical profitability and its impact on our utilization of deferred tax assets, including foreign tax credits; the potential adverse impact of an impairment in the carrying value of goodwill or other intangible assets; our dependence upon third-party suppliers whose failure to perform timely could adversely affect our business operations; the highly competitive nature of the markets in which we operate; environmental compliance costs and liabilities; potential work stoppages and other labor matters; access to public and private sources of debt financing; our inability to protect our intellectual property in the U.S., as well as in foreign countries; obligations under our defined benefit pension plans; and other factors described from time to time in our filings with the Securities and Exchange Commission.

All forward-looking statements included in this news release are based on information available to us on the date hereof, and we assume no obligation to update any forward-looking statement.

Investor Contacts:	Jay Roueche, Vice President, Treasurer & Investor Relations (972) 443-6560 Mike Mullin, Director, Investor Relations (972) 443-6636

Media Contact:	Steve Boone, Director Global Communications and Public Affairs, (972) 443-6644

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